Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of City Holding Company of our reports dated February 23, 2005, with respect to the consolidated financial statements of City Holding Company, City Holding Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of City Holding Company, included in the 2004 Annual Report to Shareholders for the year ended December 31, 2004.

We also consent to the incorporation by reference in the Registration Statement (Forms S-8, Nos. 333-115282 and 333-87667) pertaining to the 2003 Incentive Plan and the 1993 Stock Incentive Plan, respectively, of City Holding Company of our reports dated February 23, 2005, with respect to the consolidated financial statements of City Holding Company, City Holding Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of City Holding Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Charleston, West Virginia

February 23, 2005